Exhibit 10.8

DATED AS OF	NOVEMBER _, 2019

WESTERN MAGNESIUM CORPORATION

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GEM YIELD BAHAMAS LIMITED

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GEM GLOBAL YIELD LLC SCS

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THE SHARE LENDERS

SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made effective as of November______, 2019

BETWEEN:

(1)	Western Magnesium Corporation. a company incorporated under the laws of Delaware, having an office at Suite 900 - 580 Hornby Street, Vancouver, BC, V6C 3B6 (the “Company”);

(2)	GEM Global Yield LLC SCS, (together with its permitted successors and assigns), a company incorporated under the laws of Luxembourg whose registered office is at 412F, route d’Esch, L-2086 Luxembourg (the “Investor”);

(3)	GEM Yield Bahamas Limited, a company incorporated in the Bahamas whose principal place of business is at Office of Lennox Paton Corporate Services Limited, Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, Nassau, Island of New Providence, Commonwealth of the Bahamas (“GYBL”); and

(4)	The persons whose names and addresses are set out in Schedule 2 of this Agreement (the “Share Lenders”).

WHEREAS:

(B)	The Investor wishes to subscribe, on the terms and subject to the conditions set out in this Agreement, for securities of the Company with an aggregate purchase price of up to CDN$210,000,000.

(B)	The Share Lenders wish, on the terms set out in this Agreement, to lend Common Shares (as defined herein) to the Investor.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, agreements, representations and warranties hereinafter set forth and the sum of CDN$10 paid by each Party to the other and other good and valuable consideration, the Parties hereto agree as follows:

IT IS AGREED:

1.	DEFINITIONS

1.1	The following terms used in this Agreement shall, unless the context otherwise requires, bear the following meanings:

“Acceptance Notice”	shall have the meaning given in clause 2.3(d);

“Acceptance Period”	shall have the meaning given in clause 2.3(a);

“Affiliate”	has the meaning given to such term in the Securities Act (British Columbia);

“Applicable Jurisdictions”	the Provinces of British Columbia and Alberta.

“Applicable Securities Laws”	the applicable securities laws in the Applicable Jurisdictions where the Company is a reporting issuer and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the Applicable Securities Regulator in each of the provinces of Canada, and the Listing Rules, including the decisions of the securities commission or similar regulatory author in the Applicable Jurisdictions;

“Applicable Securities Regulators”	the securities commissions or securities regulatory authorities in the Applicable Jurisdictions, or the relevant province or territory of Canada as the context so requires;

“Black Scholes Value”	means the value of any Warrants (whether issued or to be issued) based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg reflecting (i) a risk-free interest rate corresponding to the treasury rate for a period equal to the term of such Warrants, (ii) an expected volatility equal to the greater of sixty per cent (60%) and the one hundred (100)-day volatility obtained from the HVT function on Bloomberg as of the date of calculation, and (iii) the underlying price per Common Share used in such calculation shall be the Closing Price on the date of calculation;

“Bloomberg”	Bloomberg Financial Markets;

“Business Day”	any day (except any Saturday or Sunday) on which banks in New York City, New York, and Vancouver, British Columbia are generally open for business;

“CDN”	the lawful currency of Canada;

“Change of Control”	means the acquisition of Common Share of the Company as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning 01 the Canada Business Corporations Act with any such person, group of persons or any of such persons (collectively “Acquirors”), beneficially own or exercise control or direction over Common Shares such that the Acquirors would beneficially own or exercise control or direction over Common Shares which would entitle them to cast more than 50% of the votes attaching to all Common Shares;

“Closing Bid Price”	for Common Shares as of any date, the last closing bid price for such shares on the Exchange as reported by Bloomberg or, if no such closing bid price is reported for such shares by Bloomberg, the last such closing trade price of such shares that is reported by Bloomberg, in each case appropriately adjusted for any Variations (to the extent that any such Variation has not already been reflected in such closing bid or trade price);

“Closing Date”	shall have the meaning given in clause 3.3;

“Closing Price”	for Common Shares as of any date, shall be the last closing price for such shares on the Exchange as reported by Bloomberg or, if no such closing price is reported for such shares by Bloomberg, the last such closing trade price of such shares that is reported by Bloomberg, in each case appropriately adjusted for any Variations (to the extent that any such Variation has not already been reflected in such closing or trade price);

“Commitment Period”	the period commencing on the date of this Agreement and expiring on the earlier of: (a) the third anniversary of the date hereof; and (b) the date on which the Investor has subscribed for Common Shares with an aggregate Purchase Price of CDN$210,000,000;

“Common Shares”	Common Shares in the capital stock of the Company;

“Daily Trading Volume”	with respect to any Trading Day, the trading volume of the Common Shares on the Exchange, as reported by Bloomberg, provided that block trades as reported by Bloomberg and single trades of 100,000 or more, commonly known as single account cross trades, shall be disregarded for the purpose of calculating such trading volume;

“Draw Down Maximum’’	the maximum number of Common Shares which can be stated in each Draw Down Notice such that:

	(i)	the number does not exceed 1000 per cent of the average Daily Trading Volume during the 15 Trading Days immediately preceding the date of the relevant Draw Down Notice; and

(ii)	the number does not exceed such amount as, when multiplied by 90 per cent of the Closing Price on the Trading Day immediately prior to the issue of the relevant Draw Down Notice, and then added to the aggregate Purchase Price of all the Common Shares subscribed for pursuant to all prior closings, would be greater than CDN$210,000,000;

“Draw Down Notice”	a notice completed by the Company at any time during the Commitment Period and submitted to the Investor in the form attached hereto as Exhibit A, to which is attached written evidence satisfactory to the Investor of the Exchange its acceptance or its rejection of the subscription for or issuance of Common Shares contemplated by the notice;

“Draw Down Pricing Period”	a period of 15 consecutive trading days preceding a draw down closing date;

“Exchange”	TSX Venture Exchange;

“Excluded Day”	any Trading Day during an Acceptance Period: (a) on which: (i) the amount equal to 90 per cent of the Closing Bid Price is less than the applicable Purchase Price or (ii) the Common Shares are not traded on the Exchange; or (b) in respect of which the Investor makes an election in accordance with clause 2.3(d);

“Fee”	has the meaning given in clause 2.4(a);

“Floor Price”	a price set by the Company in each Draw Down Notice below which the Company does not wish to issue Common Shares pursuant to such Draw Down Notice, which may be different in each Draw Down Notice;

“Group”	the Company and its Subsidiaries collectively and any body corporate or entity which directly or indirectly controls or is under common control with the Company, collectively;

“Investor’s Brokerage Account”	the Investor’s brokerage account which will provide the Investor with access to clearing and settlement services in the Settlement System in respect of the Common Shares;

“Lien”	with respect to any asset, any mortgage, lien, pledge, encumbrance, charge, hypothec or security interest of any kind in or on such asset or the revenues or income therefrom save in so far as they arise or are created by operation of law or in the normal course of trading;

“Listing”	admission to listing (if applicable) on the Exchange and any applicable official list and trading on the Exchange, and the terms “List” and “Listed” shall be construed accordingly;

“Listing Rules”	the rules and policies of the Exchange applicable to a Listed company from time to time;

“Loan”	has the meaning given in clause 3.1{a);

“Loan Shares”	has the meaning given in clause 3.1(a);

“Market Out”	the right of the Investor to decline to purchase Common Shares in connection with a Draw Down Notice on one or more occasions if the Exchange refuses to accept or approve any subscription to or issuance of, any Common Shares pursuant to this Agreement for any reason whatsoever, including in respect of the Purchase Price;

“Market Price”	Closing Bid Price on the Exchange for the ten (15) Trading Days preceding the relevant date;

“Material Adverse Event”	any event or series of events which has led or may reasonably be expected to lead to (a) any material adverse effect on the business, operations, properties, financial condition or prospects of the Group, taken as a whole, {bl any condition, circumstance or situation that would prohibit or interfere with the ability of any member of the Group from performing or otherwise materially interfere with the authority or ability of any member of the Group to perform its obligations under or in respect of this Agreement or the Common Shares, (c) the Common Shares ceasing to be Listed, or (d) the Listing of the Common Shares, or trading in Common Shares on the Exchange, being suspended for five (5) or more consecutive Trading Days;

“Material Change in Ownership”	any event or series of events which has led to any circumstance that the officers and directors of the Company own less than twenty (20) per cent of the outstanding Securities

“Notice Date”	the date of delivery of a relevant Draw Down Notice;

“Person”	an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or an agency or political subdivision thereof) or any other entity of any kind;

“Promissory Note”	a promissory note in the form set out at Exhibit B;

“Purchase Price”	shall mean, per Common Share, an amount equal to the greater of (i) 90 per cent of the average Closing Bid Price during the Draw Down Pricing Period; and (ii) the Floor Price;

“Rejection Notice”	shall have the meaning given in clause 2.3(e);

“Required Approvals”	shall have the meaning given in clause 4.1(g);

“Securities”	means the Common Shares issuable pursuant to an Acceptance Notice, the Warrants and the Underlying Common Shares;

“Securities Act”	the United States Securities Act of 1933, as amended;

“Settlement System”	the system for electronic settlement of trades in Common Shares on the Exchange operated by CDS Canadian Clearing and Depository Services Inc. or other relevant entity with respect to a different Exchange on which the Common Shares are listed or jurisdiction in which the Common Shares are listed;

“Share Lender Purchase Notice”	shall have the meaning given in clause 2.3(e);

“Solvent”	with respect to any Person on a particular date, such Person being able to pay its debts as they are generally due;

“Subscription Amount”	subject to the Draw Down Maximum, the aggregate number of Common Shares stated in each Draw Down Notice (which number may be different in each Draw Down Notice) that the Company wishes the Investor to subscribe for;

“Subscription Day”	the Trading Day immediately preceding the date of the applicable Draw Down Notice;

“Subsidiary”	has the meaning given to such term in the Securities Act (Ontario);

“Trading”	trading of the Common Shares on the Exchange;

“Trading Day”	a day on which the Exchange is open and remains open for not less than 5 hours for general trading of securities;

“Underlying Common Shares”	means the Common Shares issuable upon exercise of the Warrants;

“United States” and “U.S. Person”	shall have the respective meanings set out in Regulation S Rule 902(k) under the Securities Act;

“Variation”	any variation to the share capital of the Company (including without limitation any subdivision, consolidation, capitalisation issue or scrip dividend or any issue of new shares other than for arm’s-length consideration) or any change of nominal value after the date of this Agreement.

“Warrant Agreement”	the warrant agreement in respect of Warrants to be entered into pursuant to this Agreement in the form set out in Exhibit F;

“Warrant Delivery Date”	shall have the meaning set out in clause 5.4

“Warranties”	the statements made in clause 4;

“Warrants”	the warrants to be issued pursuant to this Agreement in the form set out in Exhibit F;

“Warrants Payment”	shall have the meaning set out in clause 5.4.

1.2	References to clauses, Schedules and Exhibits are, save where the context otherwise requires, to clauses of and schedules and exhibits to this Agreement.

2.	DRAW DOWN NOTICE

2.1	Delivery of Draw Down Notice

Subject to the satisfaction (or waiver in writing by the Investor) of the conditions set forth in clause 2.2, on any Trading Day during the Commitment Period, the Company shall be entitled to issue a Draw Down Notice to the Investor, and, if such Draw Down Notice is issued, shall provide a copy of such Draw Down Notice to the Share Lenders. The Draw Down Notice shall be completed as required and duly executed and shall:

(a)	specify the Floor Price and the Subscription Amount (as inserted by the Company); and

(b)	be delivered on each occasion in the form of a duly completed Exhibit A.

A Draw Down Notice shall be irrevocable. The Company may issue as many Draw Down Notices as it may elect (each Draw Down Notice constituting a “placement’’) during the Commitment Period provided that, after delivery of a Draw Down Notice, the Company may not, without the prior consent of the Investor, thereafter deliver a further Draw Down Notice until the expiry of the Acceptance Period relating to the Draw Down Notice already been delivered.

2.2	Conditions Precedent to the Delivery of a Draw Down Notice

The Company may issue a Draw Down Notice only if the following conditions have been and remain satisfied (or waived by the Investor in writing in respect of the relevant Draw Down Notice):

	(a)	the Company shall have delivered, and the Investor shall have received originals, of this Agreement and the Promissory Note duly executed by the Company, and those agreements remain in full force and effect, enforceable against the Company in accordance with their terms and the Share Lenders shall have delivered and the Investor shall have received an original of this Agreement duly executed by the Share Lenders, and this Agreement shall remain in full force and effect, enforceable against the Share Lenders in accordance with its terms;

	(b)	the Share Lenders shall have delivered the Common Shares, free trading and unrestricted, to which the Draw Down Notice relates in electronic form into the account of the Investor

	(c)	the Promissory Note has been duly executed and delivered to the Investor;

	(d)	the Company has obtained all the Required Approvals in respect of the particular placement (in a form reasonably acceptable to the Investor) and such Required Approvals are in full force and effect such that 200 per cent of the number of Common Shares contemplated by the Draw Down Notice (or, if 90 per cent of the Closing Price on the Trading Day on which a Draw Down Notice is sent when (i) multiplied by 200 per cent of the number of Common Shares contemplated by the Draw Down Notice and (ii) added to the aggregate Purchase Price of all Common Shares already issued pursuant to Closing Notices would exceed CDN$210,000,000, such smaller number of Common Shares (being not less than 100 per cent of the number of Common Shares contemplated by the Draw Down Notice) as is capable of being issued without exceeding such CDN$210,000,000 limit) may be duly allotted and issued to the Investor;

	(e)	the issuance of Common Shares to the Investor will not require the Company to obtain the approval of its shareholders;

(f)	the Common Shares remain Listed on the Exchange;

(g)	the representations and warranties of the Company contained herein are true and correct in all material respects as of the relevant Subscription Day as repeated at that time by and with respect to the Company (except that representations and warranties that are expressed by their terms to be made as of a specific date need be true in all respects only as of such date);

(h)	the Company and each Share Lender, have performed, satisfied and complied in all material respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Share Lender (as the case may be) at or prior to the date of the Draw Down Notice;

(i)	no inquiry, investigation or other proceeding, whether formal or informal, has been commenced, announced or threatened, no order has been issued by any governmental or regulatory organisation or stock exchange and there has been no change of law or policy, or the interpretation or administration thereof, which operates or could operate to prevent, suspend, hinder, delay, restrict or otherwise have a significant adverse effect on the transactions contemplated by the Agreement or which could have a material adverse effect on the Investor;

U)	Listing of the Common Shares has not been suspended or threatened to be suspended by the Exchange during the 20 Trading Days prior to the relevant Subscription Day;

(k)	there shall have been no reasonable allegation of fraud committed by or on the part of the Company or the Company, their officers, directors or shareholders and affiliates or their respective officers or directors;

(I)	no Material Adverse Event or Material Change in Ownership has occurred or is reasonably expected to occur; and

(m)	the Draw Down Maximum has not been reached.

2.3	Acceptance or Rejection of Draw Down Notice

(a)	Investor shall, subject to clause 2.3, within a period of either 10 Trading Days from the receipt of a Draw Down Notice from the Company, as elected by the Investor, (the period, as elected being the “Acceptance Period”) accept or, if any condition set forth in clause 2.2 has not been met or a Market Out event has occurred , reject the Draw Down Notice.

(b)	Investor will wire the required funds to the Company in accordance with particulars provided by the Company from time to time on the first Trading Day after the expiry of an Acceptance Period.

(c)	In the event that the Common Shares to which the Draw Down Notice relates exceed the Drawn Down Maximum, Investor shall not be obligated to accept the Draw Down Notice with respect to the number of shares that exceed the Draw Down Maximum (the “Excess Amount”) and the Draw Down Notice shall automatically be null and void with respect to such Excess Amount upon providing notice thereof to the Company and for greater certainty, the Acceptance Period shall be deemed to have expired in respect of such Excess Amount.

(d)	In the event that the Common Shares to which the Draw Down Notice relates do not exceed the Draw Down Maximum, and the right of Market Out does not exist, no later than the last Business Day of an Acceptance Period, the Investor shall issue an “Acceptance Notice” in the form set forth as Exhibit C hereto. The Acceptance Notice shall specify how many Common Shares the Investor is purchasing, which shall be up to 200% of the Common Shares in any Draw Down Notice (and such total shall be subject to the dilution limits under the rules and policies of the Exchange). The Investor shall not be obligated to subscribe more than 50% of the Common Shares in any Draw Down Notice.

(e)	In the circumstances in which the Market Out right exists, the Investor may deliver a “Rejection Notice” in the form set forth in Exhibit D hereto. In circumstances where the Investor has delivered a Rejection Notice to the Company, the Investor shall have the right, which right shall exist so long as this Agreement is in force, to elect to purchase Common Shares directly from the Share Lenders upon three Business Days’ notice to the Share Lenders (the “Share Lender Purchase Notice” in the form set forth as Exhibit E hereto). The Share Lender Purchase Notice shall specify how many Common Shares the Investor is purchasing, which shall be between 50 per cent and 200 per cent of the Common Shares contemplated by the Draw Down Notice less 1/15th of the total shares for each Excluded Day. In the event that Investor elects to purchase the Common Shares directly from the Share Lenders, Investor and the Share Lenders hereby agree that, within three Business Days of the Share Lender Purchase Notice, Investor shall wire to one or more accounts designated by the Share Lenders an amount or amounts equal to the purchase price therefor. The price for the Common Shares so purchased from the Share Lenders shall be the Purchase Price.

(f)	For the purpose of calculating the obligation of the Investor during an Acceptance Period, if there has been a Material Adverse Event on any Trading Day during an Acceptance Period, the Investor shall be entitled, at its sole discretion, to elect to treat such Trading Day and any further Trading Day following such Trading Day during the relevant Acceptance Period as an Excluded Day.

(g}	In the event where there is a Excluded Day, this day shall be excluded from the average price calculation and the Investor’s purchase obligation shall be reduced by 1/15th .

2.4	Fee

{a)	The Company shall pay to GYBL a fee equal to two percent (2%) of the aggregate Purchase Price, being CDN$4,200,000 (the “Fee”) payable, whether or not any Draw Down Notices have been delivered, upon the soonest of: (i) the occurrence of the first several placements with an amount of ten percent (10%) of the amount of each Draw Down Notice being allocated towards payment of the Fee (until full payment thereof) and (ii) 12 months from the date of this Agreement, (iii) a Change of Control of the Company or the Company; (iv) the occurrence of a Material Adverse Event; and (v) the occurance of Material Change in Ownership of the Company.

(b)	The Fee shall be paid, at the option of the Company, in cash or by the issuance of unrestricted, freely traded Common Shares loaned pursuant to the share lending mechanism set out in this Agreement, at the five (5) day VWAP price of the Common Shares thereof on the Exchange.

(c)	The Company shall, on the date of this Agreement, provide a Promissory Note as evidence of its obligation to pay the Fee.

(d)	The Investor shall be entitled to set off, on behalf of GYBL, subject to the provisions of clauses (a) and (b) above, such Fee against the Purchase Price for any placement which the Investor shall be obligated to pay to the Company. Any such set off or assignment shall be without prejudice to any other rights or remedies which the Investor may have against the Company.

(e)	GYBL hereby represents, warrants and covenants to the Company that all actions by the GYBL hereunder shall at all times be in compliance with applicable laws in all material respects;

(f)	If for any reason:

(i) the Company fails to comply with its obligations to pay the Fee;

(ii) the Company has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and (if such breach is curable) such breach is not cured within ten(10) Business Days following receipt by the Company of notice of such breach or there has been any Material Adverse Event;

(iii) the Company ceases to carry on business at any time before the Fee is paid; or

(iv) any steps are taken by any person to initiate any form of bankruptcy, insolvency, curatorship, tutorship or administration proceedings in relation to the Company before the Fee is paid,

the Fee at that time shall become immediately due and payable.

(g)	Notwithstanding the foregoing, in the event this Agreement is terminated by the Company pursuant to clause 8.4 below or if the Investor refuses to purchase Common Shares in connection with a Draw Down Notice delivered by the Company to the Investor pursuant to the terms and conditions of this Agreement for which the right of Market Out does not apply, the outstanding balance of the Fee at such time shall cease to be due and payable by the Company, to GYBL and the Promissory Note shall be terminated and duly surrendered by GYBL to the Company.

(h)	If any sum payable under this clause 2.4(a) is not paid on the due date of payment, interest shall accrue on such sum from and including the due date for payment to but excluding the date on which payment is made at a rate of 5 per cent above the base rate of Barclays Bank PLC from time to time.

3.	SUBSCRIPTION FOR COMMON SHARES

3.1	Delivery of Draw Down Notice & Share Lending

The Share Lenders shall be deemed, upon receipt of any Draw Down Notice, to offer (the “Offer”) to lend Common Shares to the Investor on the following terms:

	(a)	the total number of Common Shares which shall be offered for loan (the “Loan”) (excluding any Common Shares which have already been loaned and which have not yet been returned to the relevant Share Lender by the Investor pursuant to such loan) (the “Loan Shares”) shall be equal to 100 per cent of the Subscription Amount;

	(b)	the Investor shall be deemed to accept the Offer in full unless it shall have notified the Share Lenders otherwise on or prior to the date which is three (3) Trading Days after the date of the Draw Down Notice;

	(c)	the Investor’s Brokerage Account to be used for each delivery of Loan Shares shall be designated by the Investor not later than two (2) Trading Days after the delivery of a Draw Down Notice;

	(d)	the Share Lenders shall together deliver the Loan Shares to the Investor’s Brokerage Account promptly upon and, in any case, no later than three (3) Business Days from, being informed of the account information as contemplated by paragraph (c) above;

	(e)	the Loan Shares shall be freely transferable and unrestricted. In the event that the Loan Shares are not freely tradable and unrestricted, the Draw Down Notice shall be null and void; and

	(f)	subject to the reference to nominal consideration in the Recitals to this Agreement, the Share Lenders shall receive no consideration in connection with the Offer.

3.2	Further Terms of Share Lending

	(a)	Subject to clause 3.5, each Loan shall be concluded for a term commencing on the date of delivery of the Loan Shares to the Investor and ending on the day on which the Investor shall have discharged its obligations in respect thereof.

	(b)	The delivery of the Loan Shares to the Investor shall constitute a “loan” of the relevant securities, not a sale or other disposition of such securities, and accordingly beneficial ownership of the Loan Shares shall not pass to the Investor upon the delivery of the Loan Shares. Notwithstanding the foregoing sentence, until the date set for return of the Loan Shares under clause 3.2(d), the Investor shall have all of the incidents of ownership of the Loan Shares, including the right to transfer or trade the Loan Shares to others, except for the voting rights attached to the Loan Shares, which rights shall remain with the Share Lenders.

(c)	Where the number of Loan Shares transferred to the Investor by the Share Lenders in connection with a Draw Down Notice is greater than the Subscription Amount specified in the corresponding Draw Down Notice, the Investor shall return to the Share Lender any Loan Shares received in excess of the Subscription Amount without undue delay, but in any case by no later than the first Business Day on which the Settlement System is in operation following the Closing Date.

(d)	Immediately upon the Investor being issued Common Shares directly by the Company pursuant to this Agreement, the Investor shall use such Common Shares towards the repayment of any balance of the relevant Loan by transferring (or instructing a third party to transfer) a number of Common Shares which is equal to the number of outstanding Loan Shares to the Share Lenders.

(e)	Where there is at any time more than one Share Lender, (i) their obligations under this Agreement are undertaken by them jointly and severally; and (ii) subject to clause 3.5, the Share Lenders shall be responsible for telling the Investor to which of them any Common Shares are to be transferred or rights to receive Common Shares are to be assigned and any Loan Shares are to be returned.

3.3	Subscription Closing

Subject to:

	{a)	the satisfaction (or waiver in writing by the Investor) of the conditions set out in clause 2.2 as at the Subscription Day;

	(bl	the subscription and payment for the Common Shares pursuant to the relevant fully completed and duly executed Draw Down Notice and the Listing of such Common Shares not being prohibited or enjoined (temporarily or permanently) by any applicable law or governmental or other regulation including the Listing Rules (other than by reason of the Investor’s breach of its representations, warranties and/or undertakings in this Agreement); and

	(c)	no change having become effective between the date of this Agreement and each Closing Date, in any law or regulation (whether governmental or otherwise) which would adversely affect in any material aspect the holding or disposal of Common Shares by the Investor or the Investor’s rights in respect thereof:

no later than three (3) Business Days following the approval of the Exchange or, if the Settlement System is not in operation on that day, the next Trading Day on which the Settlement System is in operation (each, a “Closing Date”), the Company shall issue to the Investor the Common Shares subscribed for by the Investor.

3.4	Replacement of Share Lenders

A Share Lender may withdraw from this Agreement subject to notifying the Company and the Investor of its intention thereof and subject to a notice period of not less than 90 days. The Investor shall thereafter not have any obligations under this Agreement until one or more persons has executed a deed of adherence in which they confirm that they have become a party to this Agreement in the capacity of a Share Lender and agree to be bound by all applicable terms of this Agreement.

3.5	Substitution of Share Lenders

Notwithstanding clause 3.2(e), the Company may, at its sole discretion and at any time, request any Share Lender which has lent Loan Shares to the Investor, to be substituted with another Share Lender. Such substitutions should be completed pursuant to the terms and conditions of this Agreement adapted as required.

3.6	Warranties of the Share Lenders

The warranties in this clause 3.6 shall be deemed to have been repeated as at each Subscription Day, as at each Closing Date and as at each date on which Common Shares become issued and Listed pursuant to this Agreement with reference to the facts and circumstances existing on that date. Each Share Lender hereby represents, warrants and undertakes to the Investor that the following statements are true and accurate in all respects:

(a)	such Share Lender has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder;

(b)	such Share Lender is the legal and beneficial owner of any Loan Shares it loans pursuant to this Agreement;

(c)	the Loan Shares are freely tradeable and not subject to any statutory or other hold period or restriction on resale applicable to the Share Lender or the Loan Shares;

(d)	such Share Lender is not required to obtain any consent, waiver, authorisation or order of, or make any filing or registration with, any court or other governmental or regulatory authority or other Person (including, without limitation, the approval of its director(s)) in connection with the execution, delivery and performance by it of this Agreement and as of the Subscription Day and as of the Closing Date any necessary consents and approvals have been obtained and remain in full force in respect of the lending of the Loan :Shares;

(e)	such Share Lender is resident in the place of incorporation as set out at Schedule 2.

4.	REPRESENTATIONS WARRANTIES AND UNDERTAKINGS OF THE COMPANY

4.1	The Company hereby represents, warrants and undertakes to the Investor that the Warranties are true and accurate in all respects in respect of the Company as at the date of this Agreement and in respect of the Company, as at the date it has intervened into this Agreement. The Warranties shall be deemed to have been repeated by the Company as at each Subscription Day, as at each Closing Date and as at each date on which Common Shares become issued and Listed pursuant to this Agreement with reference to the facts and circumstances existing on that dale.

(a)	Organisation and Qualification

The Company and each of its Subsidiaries is duly incorporated and validly existing under the laws of its jurisdiction of incorporation with the requisite corporate power and authority lo own and use its properties and assets and to carry on its business as currently conducted.

(b)	Organisation of Share Capital

Common Shares for so long as this Agreement remains in force, will remain the only class of shares in the equity share capital of the Company (where “equity share capital” refers to the issued shares of capital stock of the Company, excluding any class of shares which neither as respects dividends nor as respects capital carry any right lo participate beyond a specified amount in the distribution) and the Company shall not for so long as this Agreement remains in force issue any shares in the equity share capital of the Company which have rights differing from those attaching to the equity share capital in issue as at the date of this Agreement.

(c)	Authorisation; Enforcement

(i) The Company has the requisite corporate power and authority to enter into this Agreement and on each Closing Date, to consummate the transactions contemplated by this Agreement that are to be consummated on that Closing Date and otherwise to carry out its obligations under this Agreement.

(ii) The execution and delivery of this Agreement and the completion by it of the transactions required hereby and thereby have been and will be duly authorised by all necessary action on the part of the Company and its directors and its shareholders.

(iii) This Agreement has been duly executed and delivered by the Company or on its behalf and the obligations assumed by the Company under this Agreement constitute and will constitute valid and binding obligations of the Company, enforceable against each of them in accordance with their terms.

(d)	Share Capital

As at the Subscription Day, the issue of the Common Shares which may be issued as a result of the relevant Draw Down Notice will not be subject to any pre-emptive right to acquire, option, right of first offer or first refusal or similar rights.

(e)	Issue of Common Shares

The Company will have on each Subscription Day and corresponding Closing Date, an adequate reserve of authorised but unissued Common Shares to enable it to allot and issue the number of Common Shares equal to the Subscription Amount set forth in the relevant Draw Down Notice and, if applicable, the number of the Underlying Common Shares issuable pursuant to the exercise of Warrants issued in connection with the relevant Draw Down Notice. When issued pursuant to this Agreement, the Securities shall be free of any Liens, duly authorised, validly issued, fully paid and non- assessable, and application shall be made forthwith for such Common Shares and if applicable, Underlying Common Shares, to be Listed.

(f)	No Conflicts

The execution, delivery and performance of this Agreement and the issue of Securities by the Company pursuant to this Agreement, and the completion by the Company of the transactions contemplated hereby, do not and will not conflict with or violate any provision of their constating documents.

(g)	Consents and Approvals

Except for any necessary approvals from the Exchange, including with respect to the Listing of Common Shares issued pursuant to a Draw Down Notice and the internal approvals referred to in clause 4.1(c)(ii), none of the Company or any Subsidiary is or shall be required to obtain any consent, waiver, authorisation or order of, or make any filing or registration with, any court or the Exchange in connection with the execution, delivery and performance of this Agreement and the issue of the Securities under each Draw Down Notice. As of Closing Date, any necessary consents and approvals from the Exchange in respect of the Securities required to be issued pursuant to any Draw Down Notice (collectively, the “Required Approvals”) shall have been obtained and shall be in full force and effect. The Company will, however, be required to file, following the issuance of any Securities hereunder or report in Form 45-106F1, within the prescribed period of time. The Company shall procure that all Loan Shares are Listed at all times, that all Common Shares and if applicable, Underlying Common Shares issued pursuant to this Agreement shall, subject to the Listing of the Common Shares already in issue remaining effective, be Listed with effect from the opening of business on the Trading Day after their issue date.

(h)	Litigation; Proceedings

There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the directors of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority which (i) relates to or challenges the legality, validity or enforceability of this Agreement; or (ii) could, individually or in the aggregate, be reasonably expected to impair materially the ability of the Company to perform fully on a timely basis its obligations under this Agreement.

(i)	Exchange

On each Subscription Day, the Company shall be unaware of any reason why the Exchange will not consent to and/or List the maximum number of Common Shares and if applicable, Underlying Common Shares, which may be issued pursuant to the applicable Acceptance Notice.

U)	Non-Public Information

On each Subscription Day and each Closing Date, it is acknowledged that none of the Investor or any of its representatives or agents has been provided with any material information regarding or related to the Company or its operations, personnel, technologies or prospects that has not otherwise been made publicly available.

(k)	No Insolvency or Bankruptcy

No member of the Group is insolvent or bankrupt, has committed any act of insolvency or bankruptcy. No transfer of property has been or is being made by any member of the Group and no obligation has been or is being incurred by any member of the Group in connection with the transactions contemplated by this Agreement or related documents with the intent to hinder, delay or defraud creditors of any member of the Group.

(I)	Public Disclosure

The documents required to be filed by the Company under the disclosure obligations under Applicable Securities Laws (the “Public Disclosure”) have, are, at all times, and will have, been filed and conform in all material respects to the requirements of the Applicable Securities Laws. Such documents at the time of their filing: (i) are true and correct in all material respects; (ii) do not contain any misrepresentations; and (iii) do not omit to state a fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they will be made.

4.2	As at each Closing Date and as at each date on which Common Shares are to be issued pursuant to this Agreement, the Company shall be deemed to represent and warrant to the Investor that there shall have been no Material Adverse Event which occurred or became public or generally known, or which is reasonably expected to occur.

4.3	The Investor is entering into this Agreement and will subscribe for Common Shares in reliance on the representations, warranties, undertakings and covenants of the Company contained in this Agreement.

5.	ISSUE OF WARRANTS

5.1	The Company shall issue and deliver to the Investor Warrants in accordance with this clause 5 “Issue of Warrants”, in the form set out in Exhibit F, that are exercisable within five (5) years of the date hereof to purchase up to 33,000,000 Common Shares at a price of $0.26 per share.

5.2	For greater certainty, in respect of Warrants not issued on the date of this Agreement, delivery of a Draw Down Notice and an Acceptance Notice under clause2.3(d) and the closing of a subscription under clause 3.3 shall be deemed to be a subscription for Common Shares and Warrants for such period as Warrants are issuable pursuant to this clause 5. The foregoing is without prejudice to the rights of the Investor under clause 5.5 in relation to the Warrants Payment in circumstances where the Warrants Payment becomes payable.

5.3	On the first anniversary of the date of issuance of Warrants, if the Market Price of the Common Shares is less than 90 per cent of the then-current exercise price of the Warrants, the exercise price of any Warrants issued shall adjust to 105 per cent of the Market Price of the Common Shares at that time, subject to the approval of the Exchange.

5.4	Warrant Payment Penalty

In the event that the Company does not issue the Warrants pursuant to clause 5, on or before ninety (90) calendar days from the date of this Agreement (the “Warrant Delivery Date”), for any reason whatsoever (except for the failure to obtain approval from the Exchange pursuant to clause 5.8), the Company shall pay to the Investor the equivalent value of: (i) the Black Scholes Value as calculated on any Trading Day chosen solely by the Investor during the five-year term of the Warrant and the Investor shall notify the Company in writing of such date on or before the end of the five-year term of the Warrant; or (ii) one (1) CDN, whichever amount is higher (the “Warrant Payment”).

5.5	The Share Lenders hereby agree that if any Underlying Shares are subject to any restriction or hold period, they shall lend such number of Common Shares as is equal to the relevant number of Underlying Shares to the holder on the terms set out in Schedule F.

5.6	The Warrants Payment, should it be required to be paid, shall be payable in cash by the Company, at its sole option, on the first Business Day after the 18-month period referenced in clause 5.4 has elapsed (the ‘Warrant Payment Date”) by wire transfer (for same day value on the first Business Day after the Warrant Payment Date) to an account of which the Investor shall have given written details to the Company for this purpose. Upon payment of the Warrant Payment, The Company shall have no further obligation to issue Warrants pursuant to this clause 5.

5.7	The Warrants are assignable with the Company’s prior written consent, which shall not be unreasonably withheld.

5.8	For certainty, except if the Investor refuses to make a requested investment as described in clause 5.4 above, as at the date of this Agreement, the Company has an obligation to the Investor (i) to deliver Warrants to purchase up to 33,000,000 Common Shares or, (ii) if fewer than :suct1 number of Warrants are issued within ninety (90) days from the date of the this Agreement, the Warrants Payment as calculated in accordance with clause 5.4.

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE INVESTOR

6.1	The Investor hereby represents, warrants and undertakes to the Company that the following statements are true and accurate in all respects. The warranties are deemed to be repeated on each Subscription Day, each Closing Date and each date on which Common Shares are issued pursuant to this Agreement.

(a)	Organisation Authority

The Investor is a company duly formed, validly existing and currently resident under the laws of Luxemburg. The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The subscription for Common Shares and if applicable Warrants, pursuant to this Agreement by the Investor has been duly authorised by all necessary action on part of the Investor, its directors and shareholders. This Agreement has been duly executed and delivered by the Investor or on its behalf and the obligations assumed by the Investor pursuant to this Agreement are valid and legally binding obligations of the Investor, enforceable against the Investor.

(b)	Non-U.S. Person Status

The Investor is organised in Luxemburg and the Investor is not a U.S. Person and is subscribing for the Common Shares, and, if applicable, Warrants, pursuant to, and subject to the terms and conditions of, this Agreement in offshore transactions within the meaning of Regulation S under the Securities Act.

(c)	No Registration in the United States

(i) The Investor is aware that the Securities have not been, and will not be, registered under the Securities Act or the securities laws of any state, territory or district of the U.S. or any “blue sky” laws and that these Securities may not be offered or sold directly or indirectly in the U.S. without registration under the Securities Act or compliance with requirements of an exemption from registration and the Investor acknowledges that the Company has no present intention of filing a registration statement under the Securities Act in respect of such Securities and that no representation in that regard were otherwise made by the Company;

(ii) The Investor will not offer or sell the Securities in the United States unless such Securities are registered under the Securities Act and all applicable state securities or “blue sky” laws of the United States or an exemption from such registration requirements is available.

(iii) The offer to purchase Securities was not made to the Investor in the United States.

(iv) At the time of the applicable Acceptance Notice and at the time this Agreement was executed and delivered, the Investor (or the Investor’s authorized signatory) was outside of the United States.

(d)	Regulatory Filings

If Applicable Securities Laws so require, the Investor will sign, deliver and file or will assist the Company in filing the reports, commitments and other documents relating to the creation, issue and/or sale of the Securities that may be required by a securities commission, a stock exchange or another regulator, within the prescribed deadlines. To this effect, the Investor shall complete and transmit to the Company, no later than on the date this Agreement is entered into, all forms and filings required to be filed with the Exchange.

(e)	Sale of Common Shares

(i) The Investor shall not at any time during the Commitment Period sell Common Shares exceeding the number of Common Shares which it owns and/or has the right to subscribe for pursuant to outstanding Draw Down Notices.

(ii) The Investor undertakes that it shall not on any Trading Day sell Common Shares exceeding such number as represent one 1/15th of the Common Shares which it owns and/or has the right to subscribe for pursuant to an outstanding Draw Down Notice.

(iii) The Investor undertakes that during the Commitment Period it will not acquire, and the investor shall not, notwithstanding any terms hereof, be obligated to acquire or subscribe for, any Common Shares which would in aggregate take its holding to more than 19.9 per cent of the outstanding Common Shares of the Company at any given time.

(f)	Accredited Investor

The Investor is purchasing Securities as principal, for its own account and not for the benefit of another party and the Investor is an “accredited investor” (“Accredited Investor”) as such term is currently defined in National Instrument 45-106 entitled Prospectus Exemptions (Regulation 45-106 respecting prospectus and registration exemptions in British Columbia) under paragraph (n) of such definition.

(g)	Resale of Securities

Other than as set out in this Agreement, the Investor does not have any current intention to sell the Securities and it will comply with Applicable Securities Laws concerning the purchase, holding and resale of the Securities.

(h)	Financial Risks

The Investor acknowledges that it is able to bear the financial risks associated with an investment in the Securities issuable hereunder. The Investor is capable of evaluating the risks and merits of an investment in the Securities by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in same.

(i)	Directed Selling Efforts

Neither the Investor nor any of its affiliates, nor any person acting on its or their behalf has engaged in or will engage in any form of general solicitation or general advertising with respect to offers or sales of the Securities, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

G)	Short Selling Restriction

The Investor covenants from and after the date hereof through and including date of termination of this Agreement, that none of the Investor, its Affiliates, associates, partners or insiders will hold, at any lime, a net short position in Common Shares.

(k)	Restrictions on Resales

In effecting any resales of Common Shares, the Investor will not engage in any sales, marketing or solicitation activities of the type undertaken by underwriters in the context of an offering of securities. The Investor will not:

(i)	advertise or otherwise hold itself out as a dealer;

(ii)	purchase or sell securities as principal from or to customers;

(iii)	carry a dealer inventory in securities;

(iv)	quote a market in securities;

(v)	extend or arrange for the extension of credit in connection with securities transactions;

(vi)	run a book of repurchase and reverse repurchase agreements;

(vii)	use a carrying broker for securities transactions;

(viii)	lend securities to customers;

(ix)	participate in a selling group; or

(x)	during an Acceptance Period, together with any affiliate, associate and subsidiaries, sell Common Shares.

(I)	Unaffiliated Dealer

The Investor will not solicit offers to purchase Common Shares and will effect all sales of Common Shares through a dealer unaffiliated with the Investor and the Corporation and appropriately registered under Applicable Securities Laws.

(m)	Exchange Approval

The Investor acknowledges and agrees that each placement of Securities will be subject to approval of the Exchange and there can be no guarantee that the Exchange will approve any issuance of Common Shares or Warrants beyond the first placement. Notwithstanding this clause, the Fee and the Warrant Payment shall be due and payable in accordance with the terms of this Agreement, regardless of whether or not Exchange approval is granted_

(n) No conflict

The execution, delivery and performance of this Agreement, and the completion by the Investor, as applicable, of the transactions contemplated hereby, do not and will not conflict with or violate any provision of its constating documents or with any agreement to which the Investor is a party.

(o) Consents and Approvals

The Investor is not required to obtain any consent or authorization in connection with the execution, delivery and performance by the Investor of this Agreement.

6.2	The Investor acknowledges that the Company is entering into this Agreement and will cause the Company to issue the Common Shares and if applicable, Warrants, in reliance on the representations, warranties, undertakings and covenants of the Investor contained in this Agreement.

7.	OTHER AGREEMENTS OF THE PARTIES

7.1	Purpose

The subscription monies received by the Company pursuant to this Agreement shall be used for working capital and general corporate purposes.

7.2	Exclusivity

The Company agrees not to enter into a capital commitment agreement structured as a share subscription facility (an issue of shares to financial investors structured over time with each tranche and draw down made at the discretion of the Company) or a similar agreement with any investors other than GYBL or the Investor until the transactions contemplated in this agreement are completed, or if they are not completed, until November ___ , 2020. This provision does not limit the Company from raising funds by any other means.

7.3	Solicitation Materials

In relation to this Agreement, other than as may be required by law or any regulation, the Company, and its Affiliates and any Person acting on their behalf have not and shall not: (i) distribute any offering materials in connection with the offering and issuance of Securities; or (ii) solicit any offer to buy or sell such Securities by means of any form of general solicitation or advertising; or (iii) engage in any “directed selling efforts” as such term is defined in Rule 902 under the Securities Act; or (iv) take any action which would subject the issue of such Securities to registration requirements or to any securities laws of any applicable jurisdiction.

7.4	No Endorsement or Recommendation

No agency, government entity, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or government entities made any recommendation or endorsement with respect to, the Securities. Nor of the Company or any person acting on its behalf has given to the Investor any undertaking, written or oral, relating to the future value or price of the Securities.

7.5	Resale Restrictions and Legends

(a)	Securities issued from treasury may be subject to certain resale and transfer restrictions under Applicable Securities Laws.

(b)	The Investor and each Share Lender have been advised to consult their own legal advisors with respect to applicable resale and transfer restrictions and that it is solely responsible for complying with such restrictions.

(c)	In this regard the Investor and each Share Lender acknowledges that, under certain Applicable Securities Laws, the following legend will be required on any certificates representing any Securities issued from treasury, as applicable:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

8.	TERMINATION

8.1	Automatic Termination

This Agreement shall automatically terminate at the end of the Commitment Period provided the Fee has been paid and, if the Warrants issuable under Clause 5 have not been issued, the Warrant Payment has been paid.

8.2	Termination by Mutual Consent

This Agreement may be terminated at any time during the Commitment Period by the mutual consent of the Company, the Investor and GYBL.

8.3	Termination by the Investor

This Agreement may be terminated forthwith during the Commitment Period by the Investor by giving written notice of such termination to the Company if: (a) the Company has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement (including, without limitation, any failure to issue and/or, procure the Listing of Common Shares on time) and (if such breach is curable) such breach is not cured within 10 Business Days following receipt by the Company of notice of such breach; {b) there has been any event which has had a Material Adverse Effect; (c) there has been a change in applicable law which materially impacts the Investor’s obligations under this Agreement; or (d) any Common Shares are delisted from the Exchange.

8.4	Termination by the Company

This Agreement may be terminated forthwith during the Commitment Period by the Company: (i) if the Investor or GYBL has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and (if such breach is curable) such breach is not cured within 5 Business Days following receipt by the Investor of notice of such breach of this Agreement; or (ii) after payment of the Fee and Warrant Payment, if applicable.

8.5	Effect of Termination

In the event of the termination of this Agreement pursuant to this clause 8 the Parties shall retain all accrued rights and shall retain all rights and remain bound by all obligations under this Agreement respecting all Securities previously issued to the Investor (or its nominee) hereunder, and nothing herein shall relieve any terminating party from liability for any prior breach of any of its agreements, covenants, representations, warranties or other obligations under this Agreement or for fraud.

9.	MISCELLANEOUS

9.1	Fees and Expenses

(a)	The Company shall pay:

	(i)	all and any stamp duty or share transfer or registration or similar duties, taxes or fees arising under the laws of any jurisdiction in connection with the subscription by the Investor (or its designee(s)) respecting all Common Shares issued pursuant to this Agreement; and

	(ii)	all legal fees and expenses incurred by itself, the Investor and GYBL in connection with the negotiation and execution of this Agreement and the completion of this transaction contemplated by this Agreement up to a maximum of CDN$26,825 (exclusive of taxes and disbursements). The Company has made a deposit of CDN$20,100 to Fasken Martineau Dumoulin LLP, counsel to the Investor and GYBL, against payment of the legal fees.

(b)	Other than as expressly set out in this Agreement, each of the Parties shall pay its own costs, fees and expenses in connection with the negotiation and execution of this Agreement and the completion of the transactions contemplated by this Agreement.

9.2	Effectiveness of Agreement

The provisions of this Agreement will become effective on the date of this Agreement.

9.3	Entire Agreement

This Agreement (including the Exhibits to it) contains the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement. For the avoidance of doubt, all letters and any other arrangements written or entered into prior to the date of this Agreement shall cease to be of any effect and no Party shall have any claim or right of action pursuant thereto.

9.4	Notices

Any notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been received upon hand delivery (receipt acknowledged) or electronic mail transmission to the address designated below (if delivered on a Business Day prior to 5:00 p.m., New York time), or on the first Business Day following such delivery (if delivered other than prior to 5:00 p.m., New York time on a Business Day). The addresses for such communications shall be: for the Investor as specified in Schedule 1; for the Share Lenders, as specified in Schedule 2; and for the Company its office at Suite 900 - 580 Hornby Street, Vancouver, BC, V6C 3B6, and email address < > each such communication being marked for the attention of the Chief Executive Officer or, in all cases, such other address and email address as shall be notified in writing by the recipient party to the sending party from time to time. A copy of each communication to the Company (which copy shall not constitute notice) shall be sent to counsel to the Company, < >, or such other email address as may be provided to GYBL by counsel to the Company from time to time.

9.5	Amendments; Waivers

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of the Parties, or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought.

9.6	Headings

The headings in this Agreement are for convenience only, and shall be ignored in construing its terms.

9.7	Assignment

No Party shall assign or otherwise transfer any of its rights under this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

9.8	Remedies and Waiver

The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement or otherwise provided by law. Any delay by either Party in exercising or failing to exercise any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

9.9	Survival

The representations, warranties, covenants and agreements contained in this Agreement shall survive the signing of this Agreement, each Closing Date, the termination of the Commitment Period and the termination of this Agreement.

9.10	Counterpart Signatures

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

9.11	Severability

In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

9.12	Publicity

The Company undertakes to the Investor that: (a) on or prior to the date of delivery of the first Draw Down Notice to the Investor pursuant to this Agreement, the Company shall notify the Exchange in accordance, where applicable, with the requirements of the Exchange, of the fact that this Agreement has been entered into by the Company; and (b) in the event that a Draw Down Notice is issued and the fact of such issue can reasonably be expected to constitute a material change within the meaning of the Securities Act (British Columbia), it shall forthwith upon such issue announce details thereof in accordance, where applicable, with the requirements of the Exchange. Save to the extent required by law or by the Exchange or any other regulatory authority (in which case the Company and the Investor shall be obligated to use their respective reasonable endeavours to consult with one another), the Company and the Investor, acting promptly and reasonably, shall have the right to approve before issue any press releases or any other public statement which the other may propose to issue or make with respect to any aspect of the transactions contemplated hereby (other than any announcement required pursuant to part (b) of the first sentence of this clause 9.12).

9.13	Further Assurances

Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the completion of the transactions contemplated hereby and undertakes to collaborate with the other Parties to in connection with any request for information or proceeding of a regulatory authority.

9.14	Cost of Enforcement of this Agreement

In the event that either the Investor or GYBL takes any action to enforce any of the terms of, or preserve any rights under, this Agreement or to recover any sum owed to it in accordance with this Agreement, the Company shall, if the Investor or GYBL has received judgment against the Company by a court, tribunal or other entity having jurisdiction, forthwith on demand reimburse the Investor and/or GYBL and/or any of their Affiliates, as the case may be, for all costs and expenses (including legal fees and applicable taxes) reasonably incurred in connection with such enforcement, which reimbursement shall be capped at an amount equal to the amount of funds received by the Company from the Investor or GYBL pursuant to this Agreement.

9.15	Acknowledgment by the Company

The Company hereby acknowledges that:

	(a)	it has read and understood fully the content of this Agreement, including, but not limited to, the pricing mechanisms, the knockout days, the number of Common Shares to be subscribed for at the end of each Draw Down Pricing Period, the payment of the Fee and the issue of Warrants, and that it is entering into this Agreement on the basis of its own independent assessment of the risks and liabilities undertaken hereunder, without any representation having been made by the Investor or GYBL or any of their Affiliates as to the effect, operation or results of this Agreement; and

	(b)	it has been advised by its own legal and financial advisers in relation to its assessment of the risks and liabilities undertaken hereunder and that neither the Investor nor GYBL nor any of their Affiliates has provided investment advice to it in connection with the matters agreed in this Agreement or has solicited or induced the Company to enter into this Agreement.

9.16	Acknowledgment by the Share Lenders

Each of the Share Lenders hereby acknowledges that:

	(a)	it/he/she has read and understood fully the content of this Agreement, and that it/he/she is entering into this Agreement on the basis of its own independent assessment of the risks and liabilities undertaken hereunder, without any representation having been made by the Company, the Investor or GYBL or any of their Affiliates as to the effect, operation or results of this Agreement; and

	(b)	it/he/she has been advised by its own legal and financial advisers in relation to its assessment of the risks and liabilities undertaken hereunder and that none of the other Parties or any of their Affiliates has provided investment, legal or tax advice to such Share Lender in connection With tile matters agreed in thi5 Agreement

9.17	Governing Law and Jurisdiction

	(a)	This Agreement (together with all documents to be entered into pursuant to its which are not expressed to be governed by another law) and any dispute or claim arising out of or in connection with it or its subject matter existence, validity or termination (including non-contractual disputes or claims) is governed by and shall be construed and take effect in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

9.18	Dispute Resolution

Except with respect to the Promissory Note and the Fees, all disputes, controversies or claims between the Parties arising out of or in connection with this agreement (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association (“AAA”) and its affiliate the International Center for Dispute Resolution (“ICDR”). Matters related to the Promissory Note and Fees shall, at the election of the Investor and GYBL, be brought before the courts of New York or before an arbitration tribunal. Any arbitration tribunal shall be composed of one (1) arbitrator and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties. All arbitrations relating to the promissory Note and Fees and all arbitrations filed by the Company against the Investor and\or GYBL shall take place in New York City, New York, and, except as it relates to the promissory Note and Fees, all arbitrations filed by the Investor and\or GYBL against the Company shall take place in Montreal, Quebec. Nothing contained herein shall prevent a respondent party from asserting any counterclaims in an arbitration commenced by the other party. The arbitrator shall not have the power to award punitive damages to any party.

9.19	Acknowledgement

The Company has read and understood fully the content of this Agreement, including, but not limited to, the pricing mechanisms, the knockout days, the number of Common Shares to be subscribed for at the end of each Draw Down Pricing Period, the payment of the Fee and the issuance of the Warrants; the Company is entering into this Agreement on the basis of its own independent assessment of the risks and liabilities undertaken hereunder, without any representation having been made by the Investor or GEMYB or any of their Affiliates as to the effect, operation or results of this Agreement; and the Company has been advised by its own legal and financial advisers in relation to its assessment of the risks and liabilities undertaken hereunder and that none of Investor, GEMYB and/or any of the Affiliates provided any investment advice to the Company in connection with the terms and conditions set forth in this Agreement nor have they solicited or induced the Company to enter into this Agreement.

(Signature page follows)

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the _______, day of ____________2019 .

WESTERN MAGNESIUM CORPORATION		GEM GLOBAL YIELD LLC SCS

Per:	/s/ Sam Ataya	Per:	/s/ Peter De Svastich
	Sam Ataya		Peter De Svastich
	Chief Executive Officer		Director

GEM YIELD BAHAMAS LIMITED

Per:	/s/ Christopher F. Brown
Christopher F. Brown
Chairman

SHARE LENDERS

Name :
Title :

Name :
Title :

Name :
Title :

Name :
Title :

Name :
Title :

SCHEDULE 1

CONTACT DETAILS OF THE INVESTOR AND GYBL

Name	Address, Email address and Facsimile Number	Percentage Allocation of Common Shares

GEM YIELD BAHAMAS LIMITED.

GEM YIELD BAHAMAS LIMITED Office of Lennox Paton Corporate Services Limited, Bayside Executive Park, Building 3, West Bay Street, P.O. Box N-4875, Nassau, Island of New Providence, Commonwealth of the Bahamas

None
Tel.:
Fax:

FAO: Chris Brown
cbrown@gemny.com

GEM GLOBAL YIELD LLC SCS	GEM GLOBAL YIELD LLC SCS 412F Route D’Esch L-2086 Luxembourg	100 per cent

Tel.: 001 (212) 582 3400 Fax: 001 (212) 265 4035

FAO: Chris Brown

SCHEDULE2

DETAILS OF SHARE LENDERS

SHARE LENDER’S NAME	SHARE LENDER’S ADDRESS AND EMAIL ADDRESS	INITIAL PERCENTAGE COMMITMENT OF LOAN SHARES

EXHIBIT A

DRAW DOWN NOTICE

To: _______________________

We refer to the Share Subscription Agreement (the “Agreement”) dated November_______, 2019 between WESTERN MAGNESIUM CORPORATION, GEM YIELD BAHAMAS LIMITED; GEM GLOBAL YIELD LLC SCS, and certain Share Lenders. This Draw Down Notice is being delivered to you pursuant to clause 2.1 of the Agreement.

We understand that the Closing Bid Price for the Trading Day immediately preceding the date of this Draw Down Notice was CND$<                 >. The Subscription Amount is<                    > Common Shares.

The Floor Price for this Subscription is $_______________per Common Share.

In addition, we hereby elect to issue ● Common Shares to GYBL in partial payment of the Fee

We hereby certify that that all conditions precedent to the delivery of this Draw Down Notice pursuant to the Agreement have been satisfied (or waived in writing by you.)

Signed by:________________________

Name:___________________________

Date:____________________________

For and on behalf of

WESTERN MAGNESIUM CORPORATION

CC: [Share Lenders]

EXHIBITS

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

of

WESTERN MAGNESIUM CORPORATION

Date: 11-15, 2019

In consideration for entry by GEM GLOBAL YIELD LLC SGS (the “Investor”) into the Share Subscription Agreement entered into on November_____________, 2019 among WESTERN MAGNESIUM CORPORATION (the “Issuer”), GEM Yield Bahamas Limited (the “Beneficiary”), the Share Lenders (as defined), and the Beneficiary on or about the date of this Promissory Note (the “Agreement”), the Issuer has agreed to pay the Fee (as defined in the Agreement) , irrespective of the completion of the initial public offering contemplated under the Agreement, and hereby confirms as PROMISES TO PAY to the order of the Beneficiary the Fee, being the principal sum of:

CDN$4,200,000 (the “Principal”)

ON DEMAND at any time as set forth in Section 2.4 of the Agreement (the “Payment Date”) together with interest on such principal sum at a rate of 5 per cent above the base rate of Barclays Bank PLC from time to time. Interest at such rate shall accrue daily from the Payment Date and be calculated semi-annually on the basis of the actual number of days elapsed in the year of 365 days and shall be payable on demand.

The Principal (and any applicable interest thereon) shall be paid, in advance of the Payment Date, by the Issuer in cash.

The Issuer shall indemnify, hold harmless and defend the Investor and/or the Beneficiary against any costs or expenses, including without limitation, the legal fees and applicable taxes and disbursements incurred by the Investor and/or the Beneficiary in connection with, arising out of or in relation to the enforcement of the provisions hereof including without limitation, any action, suit, proceeding or any dispute to enforce the terms of this Promissory Note.

This note is issued pursuant to the Agreement and unless the context requires otherwise, this note is governed by the provisions of the Agreement.

This note and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) is governed by and shall be construed and take effect in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. The Issuer hereby irrevocably submits to the exclusive jurisdiction of Arbitration in accordance with Section 9.18 of the Agreement for any dispute, controversy or claim.

Executed as a deed by WESTERN MAGNESIUM	)
CORPORATION acting by:	)

Authorised signatory
Name:
Title:

EXHIBIT C

FORM OF ACCEPTANCE NOTICE

To:	WESTERN MAGNESIUM CORPORATION

DATE:

We refer to the Share Subscription Agreement (the “Agreement”) dated November__________, 2019 among GEM YIELD BAHAMAS LIMITED, GEM GLOBAL YIELD LLC SCS, the Share Lenders and yourselves. Terms defined in the Agreement have the same meaning herein. This Acceptance Notice is being delivered to you pursuant to clause 2.3 of the Agreement.

Further to the Draw Down Notice received on-----------------------------------we understand that the number of Common Shares to which the Draw Down Notice refers does not exceed the Draw Down Amount. We understand that the Closing Bid Price for the Trading Day immediately preceding the date of the Draw Down Notice was CND$_____________and that there are_____________Excluded Days.

This Acceptance Notice is therefore applicable to___________Common Shares at a price of CND$____________per Common Share for a total Purchase Price of CND$______ __

The undersigned hereby directs you to issue___________Common Shares, and to register and deliver such Common Shares in the name: GEM Global Yield LLC SCS

GEM GLOBAL YIELD LLC SCS

EXHIBIT D

FORM OF REJECTION NOTICE

To:	WESTERN MAGNESIUM CORPORATION
DATE:

We refer to the Share Subscription Agreement (the “Agreement”) dated November_______, 2019 among us, GEM GLOBAL YIELD LLC SCS, GEM Yield Bahamas Limited, the Share Lenders and yourselves. Terms defined in the Agreement have the same meaning herein. This Rejection Notice is being delivered to you pursuant to clause 2.3 of the Agreement.

Further to the Draw Down Notice received on ___________we hereby reject the subscription on the basis of the existence of the Market Out.

GEM GLOBAL YIELD LLC SCS

EXHIBIT E

FORM OF SHARE LENDER PURCHASE NOTICE

To:	THE SHARE LENDERS
DATE:

We refer to the Share Subscription Agreement (the “Agreement”) dated November__________, 2019 among us, GEM GLOBAL YIELD LLC SGS, GEM YIELD BAHAMAS LIMITED, WESTERN MAGNESIUM CORPORATION and yourselves. Terms defined in the Agreement have the same meaning herein. This Share Lender Purchase Notice is being delivered to you pursuant to clause 2.3 of the Agreement.

Further to the Draw Down Notice received on ------------the Investor has [Note: insert either option (i) or (ii)] (i) sent a Rejection Notice to the Company (a copy of which is attached).

The Investor hereby exercises the right under clause 2.3(e) of the Agreement to purchase________ _ Common Shares from the Share Lenders at a price of CND$.__________ per Common Share.

GEM GLOBAL YIELD LLC SCS

EXHIBIT F

FORM OF WARRANT

THIS WARRANT CERTIFICATE, AND THE SECURITIES EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (EASTERN STANDARD TIME) ON<                >.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY (AND THE SECURITIES ISSUABLE ON THE DUE EXERCISE THEREOF) BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER<                     >.

NEITHER THIS WARRANT NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS WARRANT, THE HOLDER REPRESENTS THAT IT IS NOT A U.S. PERSON AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT AND ANY RESALE OF SUCH WARRANT WILL BE MADE ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT OR (2) TO A PERSON WHOM THE HOLDER OF THIS WARRANT REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

WESTERN MAGNESIUM CORPORATION

a corporation incorporated under the laws of

Delaware and having its registered office at

Suite 900 - 580 Hornby Street. Vancouver, BC, V6C 3B6

NO.< >	33,000,000 WARRANTS
Each whole warrant entitling the holder to acquire one common share of WESTERN MAGNESIUM CORPORATION subject to adjustment as set forth herein, in accordance with the terms and conditions set forth herein.

WARRANTS

THIS IS TO CERTIFY THAT for value received GEM Global Yield LLC SCS, whose registered office is at 412F, route d’Esch, L-2086 Luxembourg (the “Holder”) is the registered holder of the number of warrants stated above (each a “Warrant” and collectively, the “Warrants”) and is entitled for each whole Warrant represented hereby to purchase one fully paid and non-assessable common share, subject to adjustment as hereinafter provided (each a “Share” and collectively the “Shares”), in the capital of WESTERN MAGNESIUM CORPORATION (the “Corporation”), at any time and from time to time from the date of issue hereof up to and including 5:00 p.m. (Eastern Standard Time) on November<          >, 2024 (the “Expiry Time”), at a price at $0.26 (the “Exercise Price”), upon and subject to the following terms and conditions.

For purposes of this Warrant Certificate:

(i)	“Shares” means the Shares which are issuable upon the exercise from time to time of these Warrants; and
(ii)	“$” means Canadian dollars.

TERMS AND CONDITIONS

1.	At any time and fi-om time to time at or prior to the Expiry Time (the “Exercise Period”), the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering to the Corporation at its principal office noted above, this Warrant Certificate, together with a duly completed and executed subscription notice in the form attached hereto (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate) and a certified cheque, money order or bank draft payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

2.	The Holder shall be deemed to have become the holder of record of Shares on the date (the “Exercise Date”) on which the Corporation has received a duly completed Subscription Notice, delivery of the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice; provided, however, that if such date is not a business day in the City of New York, New York or in the City of Vancouver, British Columbia (a “Business Day”) then the Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Shares on the next following Business Day. Within five (5) Business Days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to his, her or its address specified in the register of the Corporation, one or more certificates for the appropriate number of issued and outstanding Shares to which the Holder is entitled pursuant to the exercise of Warrants. All costs, expenses, transfer taxes and other charges payable in connection with the issue and delivery of the Shares shall be at the sole expense of the Corporation (other than withholding tax, if any).

3.	The Corporation covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 4 and 6 of this Warrant Certificate. The Corporation represents and warrants that all Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment of the aggregate Exercise Price at which Shares may at that time be purchased pursuant to the provisions hereto; shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof. The Corporation further represents and warrants that this Warrant Certificate is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, provided that enforcement thereof may be limited by laws effecting creditors’ rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The Corporation covenants that it will make all requisite filings under applicable laws in connection with the exercise of the Warrants and issue of Shares.

4.	ln order to deliver Shares without any resale restriction to the Holder on the Exercise Date, the Corporation shall arrange for the Share Lenders to lend Common Shares to the Holder for delivery on the Exercise Date. In such cases, the loan shall be made on the following terms:

(a) the total number of Common Shares which shall be offered for loan (the “Loan Shares”) shall be equal to the Shares to be delivered by the Corporation to the Holder on the Exercise Date;

(b) the Share Lender shall deliver on the Exercise Date the Loan Shares which are to be loaned (the “Loan”) to the securities account designated by the Holder in the Subscription Notice;

(c} each Loan shall be concluded for a term commencing on the date of delivery of the Loan Shares to the Holder (which must not be later than the Exercise Date) and ending on the day set out in paragraph (f) below;

(d) if the Corporation pays a dividend or makes a distribution to the holders of the Common Shares during the term of any Loan, the Holder shall pay to the Share Lender (at the time when the Holder receives the corresponding payment from the Corporation in accordance with indemnity set out further in this paragraph) in cash an amount equal to such dividend or distribution so made by the Corporation in respect to the Loan Shares. If the Corporation pays a dividend or makes any other distribution to the holders of Common Shares during the term of any Loan, the Corporation shall indemnify the Holder in respect of any and all sums that the Holder may incur in order to comply with this paragraph in order to pay the Share Lender the sums of any dividends or distributions, and fi-om such sums will be deducted any net sum received by the Holder as dividend in respect to the Loan Shares;

(e) each Loan shall be instrumental to the Corporation for the purpose of this Warrant Certificate and it shall carry no consideration payable by the Holder to the Share Lender irrespective of any arrangements that may be agreed between the Corporation and the Share Lender in relation to the Loan;

(t) within one trading day after the Shares to be issued and delivered to the Holder pursuant to this Warrant have been Listed and delivered to the Holder, the Holder shall repay the balance of the relevant Loan by transferring a number of Common Shares which is equal to the number of outstanding Loan Shares to the Share Lender; and

(g) the Holder shall have no obligation to repay the balance of the relevant loan, and the Share Lender shall have not right to claim for any outstanding Loan Shares, until the Shares issued pursuant to this Warrant have been issued, delivered to the Holder, registered with the share register and Listed.

5.	The Exercise Price (and the number of Shares purchasable upon exercise) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If during the Exercise Period the Corporation shall:

	(i)	issue Shares or securities exchangeable for or convertible into Shares to holders of all or substantially all of its then outstanding Shares by way of stock dividend or other distribution, or

	(ii)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, or

	(iii)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a Ji-action, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 4(a), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting fi-om such adjustment.

(b)	Rights Offering. If and whenever during the Exercise Period the Corporation shall fix a record date for the issue or distribution of rights, options or warrants to all or substantially all of the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share to the holder (or having a conversion price or exchange price per Share) of less than 95% of the Current Market Price (as defined in Section 5 hereof) for the Shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

	(i)	the numerator of which shall be the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering, and

		(B)	a number determined by dividing either

			I.	the product of the number of Shares offered under the Rights Offering and the price at which such Shares are offered,

or, as the case may be,

			II.	the product of the exchange or conversion price per share of such securities offered and the maximum number of Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

	(ii)	the denominator of which shall be the aggregate of the number of Shares outstanding on such record date after giving effect to the Rights Offering and including the number of Shares offered pursuant to the Rights Offering (including shares issuable upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange or conversion rights contained in such exchangeable or convertible securities under the Rights Offering).

Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 4(b), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	Special Distribution. If and whenever during the Exercise Period the Corporation shall issue or distribute to all or to substantially all the holders of the Shares:

	(i)	securities of the Corporation including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares, or

	(ii)	any cash (other than cash dividends made in the ordinary course), property or other assets or evidences of its indebtedness,

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted immediately after the record date for the Special Distribution so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

	(i)	the numerator of which shall be the difference between:

		(A)	the amount obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date, and

		(B)	the fair value (as determined by the directors of the Corporation) to the holders of such Shares of such Special Distribution; and

(ii) the denominator of which shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued. From and after any adjustment of the Exercise Price pursuant to this Section 4(c), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(d)	Capital Reorganization. If and whenever during the Exercise Period there shall be a reclassification or redesignation of Shares at any time outstanding or a change of the Shares into other shares or into other securities or any other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he, she or it has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such Holder was theretofore entitled upon such exercise, the kind and aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Shares to which such holder was theretofore entitled to subscribe for and purchase; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken by the Corporation to so entitle the Holder. If determined appropriate by the board of directors of the Corporation, acting reasonably and in good faith, and subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading if required by such stock exchange or over-the-counter market, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith.

(e)	Subject to the approval of the Exchange,. if applicable, if on < > [NTD: One year from the date of the issuance of Warrants] the Current Market Price of the Shares is less than 90 % of then-current Exercise Price, the Exercise Price shall be adjusted to I05% of the Current Market Price at that time.

(l)	Subject to the approval of the TSX Venture Exchange, if applicable, if and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation takes any action affecting its Shares to which the foregoing provisions of this Section 4, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence, absent manifest error, that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

6.	The following rules and procedures shall be applicable to the adjustments made pursuant to Section 4:

(a)	The adjustments provided for in Section 4 are cumulative and shall be made successively whenever an event referred to therein shall occur, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent subject to the following paragraphs of this Section 5.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Shares purchasable upon exercise of this Warrant Certificate unless it would result in a change of at least one one-hundredth of a Share; provided, however, that any adjustments which, except for the provisions of this Section 5(b) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding Section 4 or 5 hereof, no adjustment shall be made which would result in an increase in the Exercise Price or a decrease in the number of Shares issuable upon the exercise of this Warrant Certificate (except in respect of a consolidation of the outstanding Shares).

(c)	No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 4, other than the events referred to in Sections 4(a)(ii) and (iii), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date, as the case may be, of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval, if applicable, of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading.

(d)	No adjustment in the Exercise Price shall be made pursuant to Section 4 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by this Warrant Certificate;

(ii)	of Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend pursuant to a dividend reinvestment plan or similar plan adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws; or

(iii)	of Shares pursuant to any stock option, stock option plan, stock purchase plan or benefit plan in force at the date hereof for directors, officers, employees or consultants of the Corporation, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws, and such other stock option, stock option plan or stock purchase plan as may be adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization.

(e)	If the Corporation shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(f)	As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved Shares in its authorized capital, and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)	For the purposes of this Warrant Certificate, “Current Market Price” of a Share at any date shall be calculated as the price per share equal to the closing price for the Shares on the principal Canadian stock exchange or, if the Shares are not listed, the over-the-counter market, on which the Shares are then listed or posted for trading on the Trading Day immediately prior to such date as reported by such exchange or market in which the Shares are then trading or quoted. If the Shares are not then traded in the over-the-counter market or on a recognized Canadian stock exchange, the Current Market Price of the Shares shall be the fair market value of the Shares as determined in good faith by a nationally or internationally recognized and independent investment dealer, investment banker or firm of chartered accountants.

(h)	In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in Section 4(a)(i) or any Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution, Rights Offering or Special Distribution is effected.

(i)	Any question that al any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 4 shall be conclusively determined by a firm of independent chartered accountants and shall be binding upon the Corporation and the Holder, absent manifest error. Notwithstanding the foregoing, such determination shall be subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading if required by such stock exchange or over-the-counter market. In the event that any such determination is made, the Corporation shall notify the Holder in the manner contemplated in Section 16 describing such determination.

7.	On the happening of each and every such event set out in Section 4, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

8.	In any case in which Section 4 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such an event:

(a)	issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

provided, however, that the Corporation shall deliver or cause to be delivered to such holder, an appropriate instrument evidencing such holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

9.	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

10.	The Corporation shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Corporation shall notify the Holder forthwith of any change of address of the principal office of the Corporation.

11.	Where the Holder is entitled to receive on the exercise or partial exercise of its Warrants a fraction of a Share, such right may only be exercised in respect of such fraction in combination with another Warrant or Warrants which in the aggregate entitle the Holder to receive a whole number of Shares. If a Holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Shares, the Holder may not exercise the right to acquire a fractional Share, and, does not have the right to receive a cash equivalent in lieu thereof equal to such fraction of a Share multiplied by the Current Market Price.

12.	Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

13.	The registered Holder of this Warrant Certificate may at any time up to and including the Expiry Time, upon the surrender hereof to the Corporation at its principal office, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Corporation and cancelled.

14.	If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

15.	Nothing contained herein shall confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares of the Corporation at any time subsequent to the Expiry Time. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

16.	Except as expressly set out herein, the holding of this Warrant Certificate shall not constitute a Holder hereof a holder of Shares nor entitle it to any right or interest in respect thereof.

17.	Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the registers maintained by the Corporation. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

18.	This Warrant Certificate and the Warrants represented hereby may be assigned with prior written consent of the Corporation, which consent shall not be unreasonably withheld.

19.	Time is of the essence hereof.

20.	This Warrant Certificate is binding upon the Corporation and its successors and assigns, provided that it shall not be assigned by the Corporation without the prior written consent of the Holder.

21.	This Warrant Certificate and the Warrants represented hereby shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of WESTERN MAGNESIUM CORPORATION as of the________day of_________________ 2019.

WESTERN MAGNESIUM CORPORATION

By:
Authorized Signing Officer
Name:
Title:

SUBSCRIPTION NOTICE

TO:	WESTERN MAGNESIUM CORPORATION

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The undersigned registered Holder of the attached Warrant Certificate, hereby:

(a)	subscribes for ———— Shares at a price of $0.26 per Share (or such adjusted price which may be in effect under the provisions of the Warrant Certificate) and in payment of the exercise price encloses a certified cheque, bank draft or money order in lawful money of Canada payable to the order of WESTERN MAGNESIUM CORPORATION or its successor corporation; and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Shares;

in each case in accordance with the terms and conditions set out in the attached Warrant Certificate.

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code)	Number of Shares

Total:____ __

(Please print full name in which Share certificates are to be issued.)

DATED this___________day of_____________,20_.

(Signature of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)

The certificates will be mailed by registered mail to the address appearing in this Subscription Notice.

EXHIBITG

REPRESENTATION LETTER

TO:	WESTERN MAGNESIUM CORPORATION (the “Corporation”)

(Capitalized terms not specifically defined in this Exhibit G have the meaning ascribed to them in the Share Subscription Agreement to which this Exhibit G is attached)

In connection with the execution by GYBL of the Share Subscription Agreement of which this Representation Letter forms a part, the GYBL hereby represents, warrants, covenants and certifies to the Corporation and its counsel, that:

1.	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares and it is able to bear the economic risk of loss of its entire investment.

2.	It has received, for informational purposes only, a copy of the Subscription Agreement relating to the offering in the United States of the Common Shares. The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to acquire the Common Shares.

3.	It is acquiring the Common Shares as principal for its own account, and not with a view to any resale, distribution or other disposition of the Common Shares in violation of United States federal or state securities laws.

4.	It understands and acknowledges the Common Shares have not been and the Common Shares will not be registered under the United States Securities Act of 1933, as amended (the 11U.S. Securities Act”), or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on a private placement exemption to “institutional accredited investors 11 (11Accredited Investors”) that satisfy one or more of the criteria set forth) in Rule S0l(a)(I), (2), (3) or (7) of Regulation D (“Regulation D”) under the U.S. Securities Act in reliance on the exemption from such registration under Section 4(a)(2) of the U.S. Securities Act and Rule 506(b) of Regulation D and similar exemptions under applicable state securities laws. The Common Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Ac and therefore may not be offered, resold, pledged or otherwise transferred, directly or indirectly, unless they are registered under the U.S. Securities Act or unless an exemption or exclusion from registration thereunder is available.

5.	It certifies to the Corporation that it is an Accredited Investor as defined in Rule 501(a) of Regulation D under the U.S. Securities Act because GYBL comes within any of the following categories at the time of sale of the Common Shares to that person (please initial or place a mark on the appropriate lines):

___________	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of US$5,000,000;

___________	A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Common Shares and (c) is directed in its purchases of Common Shares by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the U.S. Securities Act;

_____________	A bank as defined in Section 3(a)(2) of the U.S. Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual capacity or fiduciary capacity;

_____________	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended;

_____________	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

_____________	An employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees that has total assets in excess ofUS$5,000,000;

_____________	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, for which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

An investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

_____________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 30l(c) or (d) of the United States Small Business Investment Act of 1958, as amended; or

_____________	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

6.	It acknowledges that it has not purchased the Common Shares as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act}, including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

7.	If in the future it decides to offer, sell, pledge or otherwise transfer any of the Securities, it will not offer, sell, pledge or otherwise transfer any of such Securities, directly or indirectly, unless:

(a)	the transfer is to the Corporation;

(b)	the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act (“Regulation S”) and in compliance with applicable local laws and regulations;
(c)	the transfer is made pursuant to the exemption from the registration requirement of the U.S. Securities Act provided by (i) Rule 144A under the U.S. Securities Act (“Rule J44A”) to a person it reasonably believes is a qualified institutional buyer as defined in Rule 144A (11Qualified Institutional Buyer”) that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A and in compliance with any applicable state securities laws of the United States, or (ii) Rule 144 thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky[11] laws; or

(d)	the Common Shares are transferred in any other transaction that does not require registration under the U.S. Securities Act or any applicable state securities or 11blue sky” laws; and

it has prior to any transfer pursuant to subsection (c)(ii) or (d) (and if required by the Corporation’s registrar and transfer agent for the Common Shares, subsection (b)) furnished to the Corporation (and if applicable, the Corporation’s registrar and transfer agent) an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Corporation to the effect that such transfer does not require registration under the U.S. Securities Act and applicable state securities laws.

8.	Upon the original issuance of the Common Shares, until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Common Shares (and any certificates issued in exchange or substitution for the Securities) will bear the legend set forth below:

‘THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF WESTERN MAGNESIUM CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144A UNDER THE U.S. SECURITIES ACT OR (II) RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND, IN ANY EVENT, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES; AND IN THE CASE OF TRANSFERS UNDER CLAUSES (C)(Il) OR (D) (OR IF REQUIRED BY THE CORPORATION’S TRANSFER AGENT, CLAUSE (B)), AFTER THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION (AND, IF APPLICABLE, THE CORPORATION’S TRANSFER AGENT) TO THAT EFFECT.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SE”J’TLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

At the time of transfer outside the United States in accordance with Rule 904 of Regulation S, a new certificate, which will constitute “good delivery” in settlement of transactions on Canadian stock exchanges, will be made available to GYBL upon provision by GYBL of a declaration in the form attached as Schedule I to this Exhibit G or in such other form that is acceptable to the Corporation and its registrar and transfer agent, together with any other evidence, which may include a legal opinion reasonably satisfactory in form and substance to the Corporation, required by the Corporation or the registrar and transfer agent for the Common Shares.

The Corporation shall use its reasonable commercial efforts to cause the registrar and transfer agent of the Corporation to remove the forgoing U.S. legend within five business days (excluding ‘Weekends and holidays) of receipt of the foregoing, as applicable.

9.	It consents to the Corporation making a notation on its records and it understands and acknowledges that the Corporation has the right to instruct the registrar and transfer agent for the Common Shares not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws.

10.	It understands and acknowledges that Rule 144 under the U.S. Securities Act is not available for resales of securities of issuers that have ever had (i) no or nominal operations and (ii) no or nominal assets other than cash and cash equivalents. Therefore, if the Corporation were ever to be deemed to be, or to have ever been, such an issuer, Rule 144 under the U.S. Securities Act may be unavailable for resales of Common Shares, unless and until the Corporation has satisfied the applicable conditions.

11.	It understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission (the “SEC”) or with any state securities administrator any registration statement in respect of resales of the Securities in the United States.

12.	It understands and agrees that there may be material tax consequences to GYBL of an acquisition, holding or disposition of the Common Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to GYBL under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Common Shares and GYBL acknowledges that it is solely responsible for determining the tax consequences of its investment. In particular, no determination has been made whether the Corporation is, or will be, a “passive foreign investment company” within the meaning of Section 1291 of the United States Internal Revenue Code of I 986, as amended.

13.	It understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian auditing and auditor independence standards, each of which differ in some respects from United States generally accepted accounting principles, auditing standards and auditor independence standards, respectively, and thus may not be comparable to financial statements of United States companies.

14.	1t is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things, the fact that: (i) the Corporation is organized under the laws of Ontario, Canada; (ii) some of the directors and officers of the Corporation are residents of countries other than the United States; and (iii) a substantial portion of the assets of the Corporation and said persons may be located outside the United States.

15.	Upon execution of this Exhibit G by the GYBL, this Exhibit G and Schedule I hereto shall be incorporated into and form a part of the Share Subscription Agreement to which this Exhibit G is attached.

Dated:	______________ _______

GEM Yield Bahamas Limited

By:
Signature

Print name of Signatory

Title

SCHEDULE I

TOEXHIBITG

Declaration for removal of legend

TO:	The registrar and transfer agent for the common shares of WESTERN MAGNESIUM CORPORATION (the “Corporation”)

RE:	Sale of Common Shares represented by certificate number

The undersigned (a) acknowledges that the sale of the Common Shares of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, (2) the offer of such Common Shares was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange or another “designated offshore securities market” as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Common Shares, (4) the sale is bona fide and not for the purpose of 11washing off’ the resale restrictions imposed because the Common Shares arc “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the Common Shares sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation Sunder the U.S. Securities Act.

Dated:

By:
Signature

Name
(please print)